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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-108607 of Immersion Corporation on Form S-3 of our report dated March 26, 2003 appearing in the Annual Report on Form 10-K of Immersion Corporation for the year ended December 31, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this registration statement.

/s/ DELOITTE & TOUCHE LLP
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San Jose, California
February 10, 2004